   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1994

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              SNAP-ON INCORPORATED
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       39-0622040
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                                2801-80TH STREET
                         KENOSHA, WISCONSIN 53141-1410
                                 (414) 656-5200
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               SUSAN F. MARRINAN
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              SNAP-ON INCORPORATED
                                2801-80TH STREET
                         KENOSHA, WISCONSIN 53141-1410
                                 (414) 656-5200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                    COPY TO:

        Theodore W. Grippo                  William R. Kunkel
          Grippo & Elden                  Skadden, Arps, Slate,
      227 West Monroe Street                  Meagher & Flom
            Suite 3600                    333 West Wacker Drive
     Chicago, Illinois 60606             Chicago, Illinois 60606
          (312) 704-7700                      (312) 407-0820

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED IN
                          LIGHT OF MARKET CONDITIONS.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED
                                                     PROPOSED          MAXIMUM
                                                      MAXIMUM         AGGREGATE       AMOUNT OF
     TITLE OF EACH CLASS OF        AMOUNT TO BE   OFFERING PRICE      OFFERING       REGISTRATION
  SECURITIES TO BE REGISTERED     REGISTERED (1)   PER UNIT (1)       PRICE (2)          FEE
Debt Securities.................
Warrants to Purchase Debt
 Securities (3).................   $300,000,000                     $300,000,000     $103,448.10
Preferred Stock, par value $1.00
 per share (4)..................
Warrants to Purchase Preferred
 Stock..........................
Currency Warrants...............

(1) Not applicable pursuant to General Instruction II.D to Form S-3; however, in no event will the aggregate maximum offering price of all securities issued and sold pursuant to this Registration Statement exceed $300,000,000 in U.S. dollars or the equivalent thereof in foreign currency or currency units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) Warrants for the purchase of Debt Securities may be offered and sold separately or together with other Debt Securities.
(4) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS, DATED SEPTEMBER 23, 1994
PROSPECTUS

                              SNAP-ON INCORPORATED

DEBT SECURITIES, DEBT WARRANTS, PREFERRED STOCK, PREFERRED WARRANTS AND CURRENCY
                                    WARRANTS
                            ------------------------

    Snap-on Incorporated (the "Company" or "Snap-on") may offer from time to time under this Prospectus, together or separately, (i) unsecured debt securities consisting of notes, debentures and/or other unsecured evidences of indebtedness (the "Debt Securities"), (ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) shares of its preferred stock, par value $1.00 per share (the "Preferred Stock"), (iv) warrants to purchase shares of its Preferred Stock (the "Preferred Warrants"), and (v) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") or to sell ("Currency Put Warrants," and, together with the Currency Call Warrants, the "Currency Warrants") such foreign currency or currency units as shall be designated by the Company at the time of the offering. The Debt Securities, Debt Warrants, Preferred Stock, Preferred Warrants and Currency Warrants (collectively, the "Securities") will be offered in amounts, at prices and on terms to be determined at the time of offering. The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to an aggregate public offering price of not more than U.S. $300,000,000 (or the equivalent thereof if any of the Securities are denominated in a currency, currency unit or composite currency other than the U.S. dollar).

    The Debt Securities will be direct unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

    Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, the initial public offering price of the Securities, the listing on any securities exchange, other special terms, and (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of the Company or the holder and any sinking fund provisions, (ii) in the case of Debt Warrants and Preferred Warrants, the Debt Securities and Preferred Stock, respectively, for which each such warrant is exercisable, the exercise price, duration, detachability and call provisions,
(iii) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, voting and other rights, and (iv) in the case of Currency Warrants, the base foreign currency or currency units, the formula for determining the cash settlement value, if any, the procedures and conditions relating to exercise and any circumstances under which there will be deemed to be an automatic exercise. If so specified in the applicable Prospectus Supplement, Offered Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.
                            ------------------------
THESE SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES  AND
    EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION  NOR  HAS THE
       SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES
            COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY OF
                THIS  PROSPECTUS.  ANY  REPRESENTATION  TO   THE
                           CONTRARY IS A CRIMINAL OFFENSE
                            ------------------------

    The Company may sell Securities to or through underwriters, dealers or agents, and also may sell Securities directly to other purchasers. See "Plan of Distribution." The Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the distribution of the Offered Securities and any applicable discounts, commissions or allowances.

    This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 1994.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661; and copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

        (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1994;

        (ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 1994 and July 2, 1994; and

        (iii) the Company's Current Reports on Form 8-K dated January 28, 1994 and April 22, 1994.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from and after the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge, upon written or oral request, to each person to whom a copy of this Prospectus is delivered a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Snap-on Incorporated, Public Relations Department, 2801-80th Street, Kenosha, Wisconsin 53141-1410, telephone number (414) 656-4808 (recorded message).

                                  THE COMPANY

    The Company was incorporated under the laws of the State of Wisconsin in 1920 and reincorporated under the laws of the State of Delaware in 1930. In April 1994, the Company changed its name from "Snap-on Tools Corporation" to "Snap-on Incorporated." The Company's principal executive offices are located at 2801-80th Street, Kenosha, Wisconsin 53141-1410 (telephone number (414) 656-5200).

    The Company is a leading manufacturer and distributor of high-quality hand tools, power tools, tool storage products, and diagnostic and shop equipment, primarily for use by professional mechanics and technicians. The Company's product line consists of approximately 14,000 items. In addition to individual automotive service technicians, shop owners and other professional tools users, the Company's products are marketed to industrial and government entities.

    The Company has operations in the United States, Australia, Belgium, Brazil, Canada, France, Germany, Japan, Mexico, Puerto Rico, the Netherlands, New Zealand, Taiwan and the United Kingdom. The Company's products are marketed in over 100 countries. The Company has four principal operating units:

    - The SNAP-ON TOOLS business unit focuses on the Company's worldwide dealer direct sales programs to automotive and transportation technicians.

    - The SNAP-ON DIAGNOSTICS business unit focuses on the development and sale of diagnostic and shop equipment, primarily to automotive shop owners. Subsidiaries associated with Snap-on Diagnostics include: Sun Electric Corporation ("Sun"), a leading manufacturer and distributor of high-end diagnostic, test and service shop equipment; and Balco, Inc., a developer of engine diagnostic and wheel balancing equipment.

    - The SNAP-ON INDUSTRIAL business unit focuses on the sale of industrial tools and equipment through a direct sales force as well as through industrial distributors and other channels. Subsidiaries in this unit manufacture industrial-quality hand tools, and tools and equipment for aerospace and other industrial applications.

    - SNAP-ON FINANCIAL SERVICES, INC. holds most of the Company's credit assets in the United States and, through its Snap-on Credit Corporation subsidiary, manages certain credit services for the Company. Credit programs support the sale of the Company's products and services, especially higher-value products such as diagnostic and other shop equipment.

    The Company believes it is the largest single-source manufacturer of professional hand tools and service equipment for the U.S. automotive service industry. In 1993, the Company merged its U.S. Snap-on and Sun technical sales forces into Snap-on/Sun Tech Systems, creating what it also believes to be the largest technical systems sales and service organization in the industry. In addition, within its diagnostic and shop equipment operations, the Company has formed agreements, including minority investments, with information and technology firms to strengthen its position as a leading supplier of diagnostic hardware and software for the service and repair of the growing number of computerized systems employed in modern automotive design.

    The Company believes it originated the mobile van dealer method of marketing hand tools and equipment to automotive technicians. In addition to direct sales to individual technicians, shop owners, industrial and other customers at their places of business through mobile van dealers and employee sales representatives, other methods of marketing and distribution include both direct and indirect sales to industrial and government customers and indirect sales through non-U.S. distributors. Prior to 1993 when the Company entered the industrial distributor marketing channel, which represents the largest segment of the industrial tool market, the Company's industrial sales historically had been concentrated among small and mid-sized manufacturing facilities, industrial maintenance and repair shops, and government service and repair operations.

    In recent years, the Company has expanded its product line and marketing and sales programs to address additional customer needs in the market for professional tools and equipment and to expand in international markets. Included in the Company's expanded product line are automotive shop equipment, electronic equipment service, and tools and instrumentation for aerospace and medical applications. It has also acquired new manufacturing operations and brands to address additional channels of distribution, particularly for industrial customers.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Securities offered hereby will be used for general corporate purposes and may be used for the repayment of indebtedness, future acquisitions, capital expenditures and working capital. Specific allocations of the proceeds for the various purposes have not been made at this time, and the amount and timing of such offerings will depend upon the Company's requirements and the availability of other funds. The specific use of the proceeds of a particular offering of Securities will be described in the Prospectus Supplement relating thereto.

           RISK FACTORS RELATING TO CURRENCIES AND CURRENCY WARRANTS

    Debt Securities and Debt Warrants denominated or payable in foreign currencies and Currency Warrants may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in foreign currency exchange rates. These risks may vary depending upon the currency or currencies involved, and in the case of any Currency Warrants, the particular form of such Currency Warrants, and will be more fully described in the applicable Prospectus Supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of such computation (i) earnings consist of earnings from continuing operations before income taxes and the cumulative effect of accounting changes, plus fixed charges; and (ii) fixed charges consist of interest, including amounts capitalized, amortization of debt discount, premium and expense and other interest charges.

                                               SIX MONTHS ENDED
                                               -----------------          FISCAL YEAR ENDED
                                               JULY 2,   JULY 3,   -------------------------------
                                                1994      1993     1993  1992  1991   1990   1989
                                               -------   -------   ----  ----  -----  -----  -----
Ratio of Earnings to Fixed Charges*..........   14.5      13.6     14.1  20.4   24.1   23.7   44.2

- ------------------------
*The ratio of earnings to combined fixed charges and preferred stock dividends is the same as that shown above for each of the years indicated, since the Company had no preferred stock outstanding in any of those years.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities are to be issued under an indenture, as supplemented from time to time (the "Indenture"), between the Company and Firstar Trust Company, as trustee (the "Trustee"), the form of which is filed as an exhibit to the Registration Statement. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions of certain terms therein. Parenthetical references below are to the Indenture.

GENERAL

    The Debt Securities will be direct, unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

    The Debt Securities may be issued in one or more series. The particular terms of any Debt Securities offered (the "Offered Debt Securities") (including any Debt Securities (the "Underlying Debt Securities") issuable upon the exercise of Debt Warrants), as well as any modifications of or additions to the general terms of Debt Securities as described herein that may be applicable in the case of the Offered Debt Securities, are described in the Prospectus Supplement relating to the Offered Debt Securities. Accordingly, for a description of the terms of the Offered Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of Debt Securities set forth in this Prospectus.

    Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities (including any Underlying Debt Securities) being offered thereby:

        (1) The title of such Debt Securities.

        (2) The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series.

        (3) The percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined.

        (4) The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable.

        (5) The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue or the method by which such date or dates shall be determined, the date or dates on which such interest, if any, will be payable and the Regular Record Date or Dates, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which any such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months.

        (6) The period or periods within which, the price or prices at which, the currency, currency unit or composite currency ("Currency" or "Currencies") in which (if other than U.S. dollars), and the other terms and conditions upon which, such Debt Securities may be redeemed in whole or in part at the option of the Company and whether the Company is to have that option.

        (7) The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the Currency or Currencies in which and the other terms and conditions upon which, such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation.

        (8) Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and VICE VERSA (if permitted by applicable laws and regulations), whether such Debt Securities are to be issuable initially in temporary global form (a "Global Security"), whether any such Debt Securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent Global Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a Global Security, the identity of the depository for such series.

        (9) If other than U.S. dollars, the Currency or Currencies (which may include composite currencies such as the European Currency Unit ("ECU")) in which payments of the principal of (and premium, if any) or any interest or Additional Amounts, if any, on such Debt Securities will be payable or in which such Debt Securities will be denominated.

       (10) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined.

       (11) Whether the Company or a holder may elect payment of the principal of (and premium, if any) or interest, if any, on such Debt Securities in one or more Currencies, other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency or Currencies in which such Debt Securities are denominated or stated to be payable and the Currency or Currencies in which such Debt Securities are to be so payable.

       (12) The place or places, if any, other than or in addition to New York, New York, where the principal of (and premium, if any), interest, if any, on, and any Additional Amounts payable in respect of, such Debt Securities shall be payable, any Registered Securities may be surrendered for registration of transfer or exchange and notices or demands to or upon the Company in respect of such Debt Securities and the Indenture may be served.

       (13) If other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable.

       (14) If other than the Trustee, the identity of each Security Registrar and/or Paying Agent.

       (15) The date as of which any Bearer Securities of the series and any temporary Global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Debt Security of the series to be issued.

       (16) The applicability, if at all, to such Debt Securities of the provisions of Article XIV of the Indenture described under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article.

       (17) The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in the Indenture.

       (18) If the Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions.

       (19) If such Debt Securities are to be issued upon the exercise of Debt Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered.

       (20) Whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 10.9 of the Indenture on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option).

       (21) The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.

       (22) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the Indenture.

       (23) The designation of the initial Exchange Rate Agent, if any.

       (24) Any other terms of such Debt Securities.

    The Indenture does not limit the amount of Debt Securities which can be issued thereunder, and provides that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by or pursuant to authority granted by the Board of Directors of the Company (the "Board of Directors"). (Section 3.1)

    Some or all of the Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the Maturity thereof ("Original Issue Discount Securities"). Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

    The general provisions of the Indenture do not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company. However, subject to certain exceptions, the general provisions of the Indenture do limit the ability of the Company and its Restricted Subsidiaries to incur Secured Debt unless the Debt Securities issued under the Indenture are secured equally and ratably with such Secured Debt. See "Limitation on Secured Debt." Reference is made to the Prospectus Supplement related to the Offered Debt Securities for information applicable to such Debt Securities with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

    Under the Indenture, the Company will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless such reopening was restricted when such series was created), in an aggregate principal amount determined by the Company. (Section 3.1)

DENOMINATIONS, REGISTRATION AND TRANSFER

    Debt Securities of any series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in the Prospectus Supplement, Registered Securities will be issuable in denominations of $1,000 and integral multiples thereof and any Bearer Securities will be issuable in the denomination of $5,000 or, in each case, in such other denominations as may be specified in the terms of the Debt Securities of any particular series. The Indenture also provides that Debt Securities of a series may be issuable in global form. See "Book-Entry Debt Securities." Bearer Securities will be offered, sold and delivered only outside the United States to non-U.S. persons and to offices located outside the United States of certain U.S. financial institutions. For purposes of this Prospectus, "United States" means the United States of America, including the States and the District of Columbia, its territories, its possessions and all other areas subject to its jurisdiction. "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or a political subdivision thereof, or an estate or trust, income of which is includable in gross income for U.S. federal income tax purposes regardless of its source. Particular restrictions on the offer, sale and delivery of Bearer Securities and any special federal income tax considerations applicable to Bearer Securities will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 2.1)

    Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount, tenor and rank, and of different authorized denominations. Unless otherwise specified in the Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 3.5) Bearer Securities may be exchanged for Registered Securities as specified in the applicable Prospectus Supplement.

    Debt Securities may be presented for exchange as described above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), initially at the Corporate Trust Office of the Trustee or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in the Prospectus Supplement. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.5) If a Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable solely as Bearer Securities or both as Registered Securities and as Bearer Securities, the Company will be required to maintain (in addition to the applicable Trustee) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 10.2)

    In the event of any redemption, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid. (Section 3.5)

CERTAIN COVENANTS

    LIMITATIONS ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other distributions on its Capital Stock or (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary, (b) make loans or advances to the Company or a Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or a Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions contained in Indebtedness with respect to the Company or its Restricted Subsidiaries in existence on the Issue Date; (ii) any restrictions, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the date of the Indenture, under any agreement in existence at the time such Restricted Subsidiary becomes a Restricted Subsidiary (unless such agreement was entered into in connection with, or in contemplation of, such entity becoming a Restricted Subsidiary on or after the date of the Indenture); (iii) any restrictions under any agreement evidencing any Acquired Indebtedness of a Restricted Subsidiary; provided that such restrictions shall not restrict or encumber any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary; (iv) restrictions existing under any agreement that refinances or replaces the agreements containing restrictions described in clauses (c) (i), (ii) and (iii) above; provided that the terms and conditions of any such restrictions are in the good faith determination of the Board of Directions no less favorable to the holders of the Debt Securities than those under the agreement so refinanced or replaced; or (v) any encumbrance or restriction due to applicable law. (Section 10.4)

    LIMITATION ON SECURED DEBT. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, assume or guarantee any Secured Debt without making effective provision for securing the Debt Securities (and, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary), equally and ratably with such Secured Debt; provided that this covenant does not apply to debt secured by (a) certain mortgages, pledges, liens, security interests or encumbrances to secure payment of all or part of the purchase price or the cost of construction or improvement of property of the Company or any Restricted Subsidiary, (b) mortgages, pledges, liens, security interests or encumbrances on property existing at the time of acquisition thereof, whether or not assumed by the Company or any Restricted Subsidiary, (c) mortgages, pledges, liens, security interests or encumbrances on property, shares of stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary, (d) mortgages, pledges, liens, security interests or encumbrances on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or any Restricted Subsidiary, (e) mortgages, including mortgages, pledges, liens, security interests or encumbrances, on property of the Company or any Restricted Subsidiary in favor of the United States of America, any State thereof, or any other country, or any agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such mortgages, (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing clauses (a) to (e), inclusive, provided that the principal amount of such indebtedness shall not exceed the principal amount outstanding at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to property which secured the  mortgage so extended,  renewed or replaced  and additions  to such property, or (g) any mortgage, pledge, lien, security interest or encumbrance securing indebtedness owing by the Company or any Restricted Subsidiary to the Company or to one or more Restricted Subsidiaries or both. (Section 10.5) In addition to the foregoing specific exceptions, the Company and one or more Restricted Subsidiaries may, without securing the Debt Securities, create, assume or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of all Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the aggregate "value" of Sale and Leaseback Transactions (as defined below) (other than such transactions in connection with which indebtedness has been, or will be, retired in accordance with clause (b) of the paragraph below entitled "Limitation on Sale and Leaseback Transactions") at such time does not exceed 5% of Consolidated Net Tangible Assets. (Section 10.5)

    In addition, the Indenture provides that no consolidation or merger of the Company and no conveyance or transfer of the property or assets of the Company, substantially as an entirety, shall be made with or to another corporation if as a result thereof any property or assets of the Company would become subject to a mortgage, pledge, lien, security interest or encumbrance not permitted by the terms of the Indenture unless effective provision shall be made to secure the Debt Securities equally and ratably with (or prior to) all indebtedness thereby secured. See "Merger or Consolidation" below.

    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Company or one or more Restricted Subsidiaries, or both) any Principal Property owned by it with the intention of taking back a lease on such property except a lease for a period not exceeding three years with the intent that the use by the Company or such Restricted Subsidiary of such property will be discontinued on or before the expiration of such period (a "Sale and Leaseback Transaction") unless (a) the Company or such Restricted Subsidiary would be entitled pursuant to the provisions of the Indenture summarized above to incur Secured Debt in an amount equal to the amount realized or to be realized upon such sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the Debt Securities, or (b) the Company or such Restricted Subsidiary shall apply an amount equal to the value of the property so leased to the retirement (other than payment at maturity or mandatory prepayment), within 120 days after the effective date of such arrangement, of indebtedness for money borrowed by the Company or any Restricted Subsidiary which was recorded as funded debt as of the date of its creation and which, in the case of such indebtedness of the Company, is not subordinate and junior in right of payment to the Debt Securities, subject to credits for certain voluntary retirements of such indebtedness. The term "value" means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Leaseback Transaction, or (ii) the fair value of such property at the time of entering into such Sale and Leaseback Transaction, as determined by the Board of Directors, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease. (Section 10.6)

    LIMITATION ON TRANSFER OF PRINCIPAL PROPERTY. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, transfer any Principal Property to any Unrestricted Subsidiary unless it applies an amount equal to the fair value of such property at the time of transfer, as determined by the Board of Directors, to the retirement (other than mandatory retirement), within 120 days after the effective date of such transfer, of indebtedness for money borrowed by the Company or any Restricted Subsidiary which was recorded as funded debt as of the date of its creation and which, in case of such indebtedness of the Company, is not subordinated and junior in right of payment of the Debt Securities. (Section 10.7)

EVENTS OF DEFAULT

    The Indenture provides, with respect to any series of Debt Securities outstanding thereunder that the following shall constitute Events of Default:
(i) default in the payment of any installment of interest upon or any Additional Amounts payable in respect of any Debt Security of that series when the same becomes due and payable, continued for 30 days; (ii) default in the payment of all or any part of the principal of or any premium on any Debt Security of that series at its Maturity; (iii) default in the deposit of any sinking fund payment when due by the terms of any Debt Security of that series; (iv) failure by the Company for 60 days after written notice to it to comply with any of its other agreements in the Debt Securities of such series, in the Indenture or in any supplemental indenture under which the Debt Securities of that series may have been issued (other than covenants relating only to other series); (v) certain events in bankruptcy, insolvency or reorganization of the Company or any of its Subsidiaries; (vi) a default on any Indebtedness of the Company or any of its Subsidiaries (other than a default with respect to Debt Securities of such series) having an outstanding principal amount of more than $15 million in the aggregate, whether such Indebtedness exists on the date of the Indenture or shall thereafter be created, and such default relates to the obligation to pay the principal of, interest on, any Additional Amounts payable in respect of or any other payment obligation on any such Indebtedness when due and such default continues for 15 days; (vii) an event of default or default as defined or designated in any Indebtedness of the Company or any of its Subsidiaries, (other than a default with respect to Debt Securities of such series) having an outstanding aggregate principal amount of more than $15 million, whether such Indebtedness exists on the date of the Indenture or shall thereafter be created, shall happen and such default shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; (viii) if any judgment or order by a court of competent jurisdiction shall be rendered against the Company or any of its Subsidiaries for the payment of money in an amount in excess of $15 million and such judgment or order shall not be discharged, and there shall be any period of 60 consecutive days following entry of such judgment or order during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and (ix) any other Event of Default provided with respect to Debt Securities of that series. (Section 5.1) The Company is required to file with the Trustee, annually, an Officers' Certificate as to the Company's compliance with all conditions and covenants under the Indenture. (Section 10.8) The Indenture provides that the Trustee may withhold notice to the holders of a series of Debt Securities of any default (except payment defaults on such Debt Securities) if it considers it in the interest of the holders of such series of Debt Securities to do so. (Section 6.5)

    If an Event of Default with respect to Debt Securities of a particular series (other than an Event of Default specified in clause (v) in the immediately preceding paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the principal amount of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) and any accrued and unpaid interest on and any Additional Amounts payable in respect of all of the Outstanding Debt Securities of that series due and payable immediately. If an Event of Default specified in clause
(v) of the immediately preceding paragraph shall occur and be continuing, then the principal amount of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) and any accrued and unpaid interest on and any Additional Amounts payable in respect of that series shall immediately become due and payable without any declaration or other act on the part of the Trustee or any holder. (Section 5.2)

    Subject  to the provisions  of the Indenture  relating to the  duties of the
Trustee, in case an Event of Default with respect to Debt Securities of a particular series shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of Debt Securities of that series, unless such holders shall have offered to the Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 5.7) Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 5.12)

    The holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series under the Indenture may on behalf of the holders of all the Debt Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Debt Security of such series, or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby. (Section 5.13)

MERGER OR CONSOLIDATION

    The Indenture provides that the Company may not consolidate with or merge with or into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless either the Company is the continuing corporation or such corporation or Person assumes by supplemental indenture all the obligations of the Company under the Indenture and the Debt Securities issued thereunder and immediately after the transaction no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default shall exist. The Company will deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the terms of the Indenture.

    In addition, no such consolidation, merger, conveyance or transfer may be made if as a result thereof any Principal Property of the Company or a Restricted Subsidiary would become subject to any mortgage, pledge, lien, security interest or encumbrance unless either (i) such mortgage, pledge, lien, security interest or encumbrance could be created pursuant to Section 10.4 of the Indenture (see "Limitation on Secured Debt" above) without equally and ratably securing the Debt Securities issued under the Indenture or (ii) such Debt Securities are secured equally and ratably with the debt secured by such mortgage, pledge, lien, security interest or encumbrance. (Sections 8.1 and 8.2)

MODIFICATION OR WAIVER

    Modification and amendment of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under the Indenture that are affected by such modification or amendment; PROVIDED that no such modification or amendment may, without the consent of the holders of each Outstanding Debt Security affected thereby, among other things: (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Debt Security; (ii) reduce the principal amount or the rate of interest on or any Additional Amounts payable in respect of, or any premium payable upon the redemption of, any such Debt Security; (iii) change any obligation of the Company to pay Additional Amounts in respect of any such Debt Security; (iv) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy; (v) adversely affect any right of repayment at the option of the holder of any such Debt Security; (vi) change the place or Currency of payment of principal of, or any premium or interest on, any such Debt Security; (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date therefor;
(viii) reduce the
above-stated percentage in principal amount of such Outstanding Debt Securities, the consent of whose holders is necessary to modify or amend the Indenture or to consent to any waiver thereunder; or (ix) modify any of the foregoing requirements or reduce the percentage of such Outstanding Debt Securities necessary to waive any past default or compliance with certain restrictive provisions. (Section 9.2)

    The holders of a majority in aggregate principal amount of Outstanding Debt Securities issued under the Indenture have the right to waive compliance by the Company with certain covenants contained in the Indenture. (Section 10.10)

    Modification and amendment of the Indenture may be made by the Company and the Trustee, without the consent of any holder, for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under the Indenture pursuant to the terms of the Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities issued under the Indenture or to surrender any right or power conferred upon the Company by the Indenture; (iii) to add Events of Default for the benefit of the holders of all or any series of such Debt Securities; (iv) to add to or change any of the provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities or to permit or facilitate the issuance of Debt Securities in uncertificated form, PROVIDED that any such actions shall not adversely affect the holders of such Debt Securities; (v) to change or eliminate any provision of the Indenture, PROVIDED that any such change or elimination shall become effective only when there are no such Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure such Debt Securities pursuant to the requirements of Section 8.1 or Article X of the Indenture, or otherwise; (vii) to establish the form or terms of such Debt Securities of any series; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, PROVIDED such action does not adversely affect the interests of holders of such Debt Securities of any series; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, PROVIDED that such action shall not adversely affect the interests of the holders of any such Debt Securities. (Section 9.1)

    The Indenture provides that in determining whether the holders of the requisite principal amount of Debt Securities of a series then Outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of a Debt Security denominated in a foreign Currency or Currencies shall be the U.S. dollar equivalent, determined on the trade date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the trade date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 3.1 of the Indenture, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded. (Section 1.1)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    The Company may discharge certain obligations to holders of any series of Debt Securities which have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee in trust funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, and any

Additional Amounts with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 4.1)

    The Indenture provides that, if the provisions relating to defeasance are made applicable to the Debt Securities of or within any series pursuant to
Section 3.1 of the Indenture, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 14.2) or (b) to be released from its obligations with respect to such Debt Securities under certain covenants described under "Certain Covenants -- Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," "-- Limitation on Secured Debt," "-- Limitation on Sale and Leaseback Transactions" and "-- Limitation on Transfer of Principal Property" and, if provided pursuant to Section 3.1 of the Indenture, its obligations with respect to any other covenant (except for certain obligations), and payment of the Debt Securities of such series may not be accelerated because of a default or an Event of Default under clause (vi), (vii) or (viii) under "Events of Default" above or because of the failure of the Company to comply with the provisions of the second paragraph under "Merger or Consolidation" above ("covenant defeasance") (Section 14.3), in either case upon the irrevocable deposit by the Company with the Trustee (or other qualifying trustee) in trust of (i) an amount, in the Currency or Currencies in which such Debt Securities are then specified as payable at Stated Maturity, (ii) Government Obligations (as defined below) applicable to such Debt Securities (with such applicability being determined on the basis of the Currency in which such Debt Securities are then specified as payable at Stated Maturity) which through the payment of principal and interest in accordance with their terms will provide money in an amount or (iii) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

    Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause
(a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 14.4)

    "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 1.1)

    Unless otherwise provided in the Prospectus Supplement, if, after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the terms of the Indenture or of such Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Debt Security, or (b) the Currency in which such deposit has been made in respect of any Debt Security of such series (i) is a foreign Currency, and it ceases to be used both by the government of the country that issued the Currency and by a central bank or other public institutions of such country or within the international banking community for the settlement of transactions, (ii) is the ECU, and it ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) is any currency unit (or composite currency) other than the ECU, and it ceases to be used for the purposes for which it was established (each of the events described in clauses (i) through (iii), a "Conversion Event"), then the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the Currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on the applicable Market Exchange Rate. (Section 14.5) Unless otherwise provided for in the Prospectus Supplement, all payments of principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on any Debt Security that are payable in a foreign Currency with respect to which a Conversion Event occurs shall be made in U.S. dollars. (Section 3.12)

    In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Events of Default other than the Event of Default described in clause (iv) or (ix) under "Events of Default" with respect to any covenant with respect to which there has been defeasance, the amount in such Currency in which such Debt Securities are payable and Government Obligations that are on deposit with the Trustee will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

    If the Trustee or any applicable Paying Agent is unable to apply any money in accordance with the Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under the Indenture and such Debt Securities shall be revived and reinstated as though no deposit had occurred pursuant to the Indenture, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with the Indenture; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (or premium, if any) or interest on any such Debt Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debt Securities to receive such payment from the money held by the Trustee or Paying Agent.

    The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

PAYMENT AND PAYING AGENT

    Unless otherwise provided in the Prospectus Supplement, principal of and any premium, interest and Additional Amounts on Registered Securities will be payable at any office or agency to be maintained by the Company in New York, New York, except that at the option of the Company interest

(including Additional Amounts, if any) may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 3.1, 10.1 and 10.2) Unless otherwise provided in the Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 3.7)

    Unless otherwise provided in the Prospectus Supplement, principal of and any premium, interest and Additional Amounts on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time. (Section 10.2) Such payment on Bearer Securities also may be made by transfer to an account maintained by the payee with a bank located outside the United States. (Section 3.7) Unless otherwise provided in the Prospectus Supplement, payment of interest and certain Additional Amounts on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 10.1) Unless otherwise provided in the Prospectus Supplement, no payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any interest and Additional Amounts in respect of Bearer Securities payable in U.S. dollars will be made at the office of the Company's Paying Agent in New York, New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 10.2)

    Any Paying Agents in the United States in addition to or in place of the Trustee at its Corporate Trust Office and any Paying Agents outside the United States initially designated by the Company for the Offered Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are also issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in New York, New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; PROVIDED that, if the Debt Securities of such series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section 10.2)

BOOK-ENTRY DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depository ("Depository") identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the Outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not, subject to certain exceptions, be registered for transfer or exchange except to the Depository for such Global Security or a nominee of such Depository.

    The specific terms of the Depository arrangement with respect to any Debt Securities of a series will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will be applicable to Depository arrangements.

    Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depository will be represented by a Global Security registered in the name of such Depository or its nominee. Upon the issuance of such Global Security and the deposit of such Global Security with or on behalf of the
Depository for such Global Security, the Depository will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depository or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

    So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

RESIGNATION OF TRUSTEE

    The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. (Section 6.8) In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities issued under the Indenture, each such Trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee (Section 6.9), and any action described herein to be taken by the 'Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

CERTAIN DEFINITIONS

    "Acquired Indebtedness" means Indebtedness of a Person (i) assumed in connection with the acquisition of assets from another Person or secured by the assets so acquired from such other Person or (ii) existing at the time such other Person becomes a Restricted Subsidiary (other than any Indebtedness incurred in connection with, or in contemplation of, such asset acquisition or such other Person becoming a Restricted Subsidiary). Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any other Person or the date the acquired Person becomes a Restricted Subsidiary.

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into capital stock.

    "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "Common Stock" means the Company's common stock, par value $1.00 per share.

    "Consolidated Net Tangible Assets" means the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its term is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, tradenames, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its consolidated
Subsidiaries   prepared  in   accordance  with   generally  accepted  accounting
principles.

    "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

    "Indebtedness" means, with respect to any Person, at any date, any of the following, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, bond, debenture, settlement agreement or similar instrument or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property; (ii) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction other than entered into in the ordinary course of business; (iv) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such indebtedness secured by such Lien or the fair market value of the assets of the property securing such Lien; (v) all indebtedness of others (including all interest and dividends on any Indebtedness or preferred stock of any other Person for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; and (vi) obligations in respect of Currency Agreements and Interest Swap Obligations.

    "Interest Swap Obligations" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

    "Issue Date" means the first date on which a Debt Security is authenticated by the Trustee pursuant to the Indenture.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party or property leased to the Company or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

    "Person"  means  any  individual, corporation,  partnership,  joint venture,
association,  joint-stock   company,  trust,   unincorporated  organization   or
government or any agency or political subdivision thereof.

    "Principal Property" means any manufacturing plant or other facility having a gross book value in excess of 1% of Consolidated Net Tangible Assets at the time of determination thereof and owned or leased by the Company or any Restricted Subsidiary and located in the United States of America, Canada or the Commonwealth of Puerto Rico, other than any such manufacturing plant or other facility or portion thereof which, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries as a whole.

    "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

    "Secured Debt" means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on (a) any Principal Property of the Company or any Restricted Subsidiary or (b) any shares of stock or Indebtedness of any Restricted Subsidiary.

    "Stated Maturity," when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Debt Security or a coupon representing such installment of interest as the fixed date on which the principal of such Debt Security or such installment of principal or interest is due and payable.

    "Subsidiary" means a corporation, a majority of the Voting Stock of which at the time is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

    "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly-acquired or newly-formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated; provided, however, that the Subsidiary to be so designated has total assets of $5 million or less.

    "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                          DESCRIPTION OF DEBT WARRANTS

    The Company may issue (together with Debt Securities or separately) Debt Warrants for the purchase of Debt Securities ("Offered Debt Warrants"). The Debt Warrants are to be issued under warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Debt Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Debt Warrants being offered thereby. A copy of the form of Debt Warrant Agreement, including the form of warrant certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

    The Prospectus Supplement will describe the terms of the Offered Debt Warrants, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following:

         (1) The title and aggregate number of such Debt Warrants.

         (2) The offering price of such Debt Warrants.

         (3) The designation, aggregate principal amount and terms of the Underlying Debt Securities purchasable upon exercise of such Debt Warrants.

         (4) The designation, aggregate principal amount and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security.

         (5) The date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable.

         (6) The principal amount of Underlying Debt Securities purchasable upon exercise of each such Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise.

         (7) The date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date").

         (8) A discussion of federal income tax considerations applicable to the Underlying Debt Securities and the exercise of such Debt Warrants.

         (9) Whether the Debt Warrant Certificates evidencing such Debt Warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

        (10) Any other terms of such Debt Warrants.

    Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not be entitled to payments of principal (or premium, if any) or interest, if any, on or Additional Amounts, if any, in respect of the Underlying Debt Securities purchasable upon such exercise.

EXERCISE OF DEBT WARRANTS

    Each Debt Warrant will entitle the holder of such Debt Warrant to purchase for cash such principal amount of Underlying Debt Securities at such exercise price as shall be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Offered Debt Warrants. Offered Debt
Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating thereto. After the close of business on the Expiration Date, unexercised Debt Warrants will become void.

    Offered Debt  Warrants may  be  exercised as  set  forth in  the  Prospectus
Supplement relating thereto. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Underlying Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                         DESCRIPTION OF PREFERRED STOCK

    Under its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Company is authorized to adopt resolutions providing for the issuance, in one or more series, of up to 15,000,000 shares of its preferred stock, $1.00 par value, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be adopted by the Board of Directors or a duly authorized committee thereof. The Company has no outstanding shares of preferred stock. However, 450,000 shares of a series of preferred stock have been designated as Series A Junior Preferred Stock (the "Series A Junior Preferred Stock") and are reserved for issuance upon exercise of certain preferred stock purchase rights associated with each share of the Company's common stock (the "Common Stock") pursuant to the Company's Rights Agreement.

    The description below sets forth certain general terms and provisions of the shares of preferred stock covered by this Prospectus, which are referred to herein as the "Preferred Stock." The specific terms of the Preferred Stock to be offered (the "Offered Preferred Stock") will be described in the Prospectus Supplement relating to such Offered Preferred Stock. The following summaries of certain provisions of the Preferred Stock do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Certificate of Incorporation and the Certificate of Designation relating to the particular series of Preferred Stock.

    If so indicated in the Prospectus Supplement, the terms of the Offered Preferred Stock may differ from the terms set forth below.

GENERAL

    Unless otherwise specified in the Prospectus Supplement relating to the Offered Preferred Stock, each series of Preferred Stock will rank on a parity as to dividends, upon liquidation and in all other respects with all other preferred stock of the Company, except the Series A Junior Preferred Stock, which will, if issued, rank junior to all series of Preferred Stock.

    The Preferred Stock will, when issued, be fully paid and nonassessable. The Preferred Stock will not be convertible into shares of Common Stock or other shares of the Company and holders thereof will have no preemptive rights. The Preferred Stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to the Offered Preferred Stock.

    Reference is made to the Prospectus Supplement relating to the Offered Preferred Stock offered thereby for specific terms, including:

        (1) The title and stated value of such Preferred Stock.

        (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock.

        (3) The dividend rate(s), period(s) and/or payment date(s) or methods of calculation thereof applicable to such Preferred Stock.

        (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable.

        (5) The procedures for any auction and remarketing, if any, of such Preferred Stock.

        (6) The provision for a sinking fund, if any, for such Preferred Stock.

        (7)  The  provision for  redemption,  if applicable,  of  such Preferred
    Stock.

        (8) Any listing of such Preferred Stock on any securities exchange.

        (9) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

    Subject to the terms of the Offered Preferred Stock, the remaining authorized shares of undesignated preferred stock may be issued by the Company in one or more series, at any time or from time to time, with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of the preferred stock of the Company.

    As used herein, the term "Pari Passu Preferred" means the Preferred Stock and any shares of stock issued by the Company ranking on a parity with the Preferred Stock as to payment of dividends and upon distribution of assets, and the term "Junior Stock" means the Common Stock, the Series A Junior Preferred Stock and any other stock issued by the Company ranking junior to the Pari Passu Preferred.

DIVIDENDS

    Holders of the Offered Preferred Stock will be entitled to receive cash dividends, when, as and if declared by the Board of Directors out of assets of the Company legally available for payment, at such rate and on such dates as will be set forth in the applicable Prospectus Supplement. Each dividend will be payable to holders of record as they appear on the stock books of the Company on the record dates fixed by the Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If, for any dividend period or periods, dividends on any Pari Passu Preferred have not been paid or declared and set apart for payment, the Company may not declare any dividends (except a dividend payable in Junior Stock or in options, rights or warrants to purchase or acquire Junior Stock) on, or make any distribution (except as aforesaid) on the Junior

Stock, or make any payment on account of the purchase, redemption or other retirement of Junior Stock (except out of the proceeds of the sale of Junior Stock). Dividends in full may not be declared or paid or set apart for payment on any series of Pari Passu Preferred unless (i) there shall be no arrearages in dividends for any past dividend periods on any series of Pari Passu Preferred and (ii) to the extent that such dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all Pari Passu Preferred. Any dividends declared or paid when dividends are not so declared, paid or set apart in full shall be shared ratably by the holders of all series of Pari Passu Preferred in proportion to such respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

LIQUIDATION RIGHTS

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Offered Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of any Junior Stock, liquidating distributions in the amount set forth in the applicable Prospectus Supplement plus all accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Pari Passu Preferred are not paid in full, the holders of Pari Passu Preferred will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Pari Passu Preferred will not be entitled to any further participation in any distribution of assets by the Company. A consolidation or merger of the Company with or into any corporation or corporations or a sale of all or substantially all of the assets of the Company shall not be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION

    If so determined by the Board of Directors, the Offered Preferred Stock will be redeemable in whole or in part at the option of the Company, at the times and at the redemption prices set forth in the applicable Prospectus Supplement.

    If dividends on any series of Pari Passu Preferred have not been paid in full or declared and set apart for payment, no series of Pari Passu Preferred may be redeemed as a whole or in part, unless all series of Pari Passu Preferred are simultaneously redeemed, and the Company may not purchase or acquire any shares of Pari Passu Preferred otherwise than pursuant to an exchange offer made on the same terms to all holders of Pari Passu Preferred, without in either case the consent of the holders of at least two-thirds of all Pari Passu Preferred voting together as a single class without regard to series.

VOTING RIGHTS

    Except as indicated below or in the Prospectus Supplement, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. If the equivalent of six quarterly dividends payable on any series of Preferred Stock or any other series of Pari Passu Preferred that has comparable voting rights are in default (whether or not declared or consecutive), the number of directors of the Company shall be increased by two and the holders of all outstanding series of Preferred Stock and such Pari Passu Preferred (whether or not dividends thereon are in default), voting as a single class without regard to series, will be entitled to elect the two additional directors until all dividends in default have been paid or declared and set apart for payment. The holders of Preferred Stock and such Pari Passu Preferred may exercise such special class voting rights at meetings of the stockholders for the election of directors or, under certain circumstances, at special meetings for the purpose of electing such directors, in either case at which the holders of not less than one-third of the aggregate number of shares of Preferred Stock and such Pari Passu Preferred are present in person or by proxy.

    The affirmative vote of the holders of at least two-thirds of the outstanding Pari Passu Preferred, voting as a single class without regard to series, will be required (i) for any amendment of the

Certificate of Incorporation that will adversely affect the preferences, rights or voting powers of the Pari Passu Preferred, but, in any case in which one or more, but not all, series of Pari Passu Preferred would be so affected as to their preferences, rights or voting powers, only the consent of the holders of at least two-thirds of the shares of each series that would be so affected, voting separately as a class, shall be required or (ii) to issue any class of stock that shall have preference as to dividends or distribution of assets over any outstanding Pari Passu Preferred.

                       DESCRIPTION OF PREFERRED WARRANTS

    The Company may issue, together with other securities or separately, Preferred Warrants for the purchase of Preferred Stock. The Preferred Warrants are to be issued under Preferred Warrant Agreements (each a "Preferred Warrant Agreement") to be entered into between the Company and a bank or trust company, as preferred warrant agent (the "Preferred Warrant Agent"), all as set forth in the Prospectus Supplement relating to Preferred Warrants in respect of which this Prospectus is being delivered. A copy of the form of Preferred Warrant Agreement, including the form of Warrant Certificates representing the Preferred Warrants (the "Preferred Warrant Certificates") reflecting the provisions to be included in the Preferred Warrant Agreements that will be entered into with respect to particular offerings of Preferred Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Preferred Warrant Agreement and the Preferred Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Preferred Warrant Agreement and the Preferred Warrant Certificates, respectively, including the definitions therein of certain capitalized terms not defined herein.

GENERAL

    Reference is made to the Prospectus Supplement for the terms of Preferred Warrants in respect of which this Prospectus is being delivered, the Preferred Warrant Agreement relating to such Preferred Warrants and the Preferred Warrant Certificates representing such Preferred Warrants, including the following: (1) the offering price of such Preferred Warrants, if any; (2) the designation and terms of the Preferred Stock purchasable upon exercise of such Preferred Warrants and the procedures and conditions relating to the exercise of such Preferred Warrants; (3) the number of shares of Preferred Stock purchasable upon exercise of each Preferred Warrant and the initial price at which such shares may be purchased upon exercise; (4) the date on which the right to exercise such Preferred Warrants shall commence and the date on which such right shall expire (the "Preferred Warrant Expiration Date"); (5) a discussion of federal income tax considerations applicable to the exercise of Preferred Warrants; (6) call provisions of such Preferred Warrants, if any; and (7) any other terms of the Preferred Warrants. The shares of Preferred Stock issuable upon the exercise of the Preferred Warrants will, when issued in accordance with the Preferred Warrant Agreement, be fully paid and nonassessable.

    Prior to the exercise of their Preferred Warrants, holders of Preferred Warrants will not, solely by virtue of such holdings, have any of the rights of holders of the Preferred Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Preferred Stock purchasable upon such exercise.

EXERCISE OF PREFERRED WARRANTS

    Each Preferred Warrant will entitle the holder to purchase for cash such number of shares of Preferred Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Preferred Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Preferred Warrants may be exercised at any time up to the close of business on the Preferred Warrant Expiration Date set forth in the applicable Prospectus Supplement. After the close of business on the Preferred Warrant Expiration Date, unexercised Preferred Warrants will become void.

    Preferred Warrants may be exercised as set forth in the Prospectus Supplement relating to the Preferred Warrants in respect of which this Prospectus is being delivered. Upon receipt of payment and the Preferred Warrant Certificates properly completed and duly executed at the corporate trust office of the Preferred Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Preferred Stock purchasable upon such exercise. If less than all of the Preferred Warrants represented by such Preferred Warrant Certificates are exercised, a new Warrant Certificate will be issued for the remaining amount of Preferred Warrants.

                        DESCRIPTION OF CURRENCY WARRANTS

    The Company may issue, together with Debt Securities or Debt Warrants or separately, Currency Warrants either in the form of Currency Put Warrants entitling the holders thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or in the form of Currency Call Warrants entitling the holders thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars. The spot exchange rate of the applicable Base Currency, upon exercise, as compared to the U.S. dollar, will determine whether the Currency Warrants have a Cash Settlement Value on any given day prior to their expiration.

    The Currency Warrants are to be issued under a Currency Warrant Agreement to be entered into between the Company and a bank or trust company, as currency warrant agent (the "Currency Warrant Agent"), all as set forth in the applicable Prospectus Supplement. A copy of the form of Currency Warrant Agreement, including the forms of global Warrant Certificates representing the Currency Put Warrants and Currency Call Warrants (the "Currency Warrant Certificates"), reflecting the provisions to be included in the Currency Warrant Agreement that will be entered into with respect to particular offerings of Currency Warrants, is filed as an exhibit to the Registration Statement. The description of the Currency Warrants contained herein and the following summaries of certain provisions of the Currency Warrant Agreement and the Currency Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrant Agreement and the Currency Warrant Certificates, respectively, including the definitions therein of certain capitalized terms not defined herein.

GENERAL

    Reference is made to the Prospectus Supplement for the terms of Currency Warrants in respect of which this Prospectus is being delivered, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) whether such Currency Warrants will be Currency Put Warrants, Currency Call Warrants, or both; (2) the formula for determining the Cash Settlement Value, if any, of each Currency Warrant; (3) the procedures and conditions relating to the exercise of such Currency Warrants; (4) the circumstances which will cause the Currency Warrants to be deemed to be automatically exercised; (5) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; and (6) the date on which the right to exercise such Currency Warrants will commence and the date on which such right will expire (the "Currency Warrant Expiration Date").

BOOK-ENTRY PROCEDURES AND SETTLEMENT

    Except as may otherwise be provided in the applicable Prospectus Supplement, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of the depository or its nominee. Holders will not be entitled to receive definitive certificates representing Currency Warrants. A holder's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depository in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling holder's brokerage firm.

EXERCISE OF CURRENCY WARRANTS

    Each Currency Warrant will entitle the holder to receive the Cash Settlement Value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement. If not exercised prior to 3:00 P.M., New York City time, on the fifth New York Business Day preceding the Currency Warrant Expiration Date, Currency Warrants will be deemed automatically exercised on the Currency Warrant Expiration Date.

                              PLAN OF DISTRIBUTION

GENERAL

    The Company may sell the Securities to or through underwriters or dealers, and may also sell the Securities directly to one or more other purchasers or through agents. It is anticipated that such underwriters or agents will consist of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated acting alone or as representative of a group of underwriters. The Prospectus Supplement with respect to a particular series of Securities will set forth the terms of the offering of such Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any bidding or auction process. Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in an offering of a particular series of Securities, such Securities will be acquired by the underwriters for their own account. The Securities may be sold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The specific managing underwriter or underwriters, if any, will be set forth in the Prospectus Supplement relating to a particular series of Securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the Prospectus Supplement relating to a particular series of Securities, the obligations of the underwriters to purchase such series of Securities will be subject to certain conditions precedent and each of the underwriters with respect to such series of Securities will be obligated to purchase all of the Securities of such series if any such Securities are purchased.

    The Securities may be offered and sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Securities in respect of which the Prospectus Supplement is delivered and any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

    Any underwriters, dealers or agents participating in the distribution of the Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may engage in transactions with or perform services for the Company in the ordinary course of business. It is not anticipated that any of the Securities will be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series or issuance of Securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the Securities. The Prospectus Supplement will state, if known, whether or not any broker-dealer intends to make a market in the Securities in respect of which such Prospectus Supplement is delivered. If no such determination has been made, the Prospectus Supplement will so state.

DELAYED DELIVERY ARRANGEMENTS

    If so indicated in the Prospectus Supplement relating to a particular series of Securities, the Company will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase Securities of such series from the Company pursuant to delayed delivery contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the approval of the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters, dealers and agents will not have any responsibility in respect of the validity or performance of such contracts.

                                    EXPERTS

    The consolidated financial statements and related schedules of the Company incorporated by reference or included in the Company's Annual Report (Form 10-K) for the year ended January 1, 1994 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein by reference in reliance upon such report of said firm and upon such authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

    The validity of the Securities will be passed upon for the Company by Grippo & Elden, 227 West Monroe Street, Suite 3600, Chicago, IL 60606, and for the agents or underwriters, if any, by Skadden, Arps, Slate, Meagher & Flom, 333 West Wacker Drive, Suite 2100, Chicago, IL 60606. Skadden, Arps, Slate, Meagher & Flom has from time to time acted as counsel in certain matters to the Company.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER[S]. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Available Information..........................           2
Incorporation Of Certain Documents By
 Reference.....................................           2
The Company....................................           3
Use Of Proceeds................................           4
Risk Factors Relating To Currencies And
 Currency Warrants.............................           4
Ratio Of Earnings To Fixed Charges.............           4
Description Of Debt Securities.................           5
Description Of Debt Warrants...................          20
Description Of Preferred Stock.................          21
Description Of Preferred Warrants..............          24
Description Of Currency Warrants...............          25
Plan Of Distribution...........................          26
Experts........................................          27
Legal Opinions.................................          27

                                  $300,000,000

                              SNAP-ON INCORPORATED

                             DEBT SECURITIES, DEBT
                              WARRANTS, PREFERRED
                           STOCK, PREFERRED WARRANTS
                             AND CURRENCY WARRANTS

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 [UNDERWRITERS]

                              [           , 1994]

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing fee.........................  $103,448.10
Rating Agency fees....................................................   120,000.00*
Trustee's fees and expenses...........................................     8,500.00*
Blue sky fees and expenses (including counsel fees)...................    20,000.00*
Printing and engraving expenses.......................................    10,000.00*
Accountants' fees and expenses........................................     2,500.00*
Legal fees and expenses...............................................    65,000.00*
Miscellaneous.........................................................    20,551.90*
                                                                        -----------
    Total.............................................................  $350,000.00
                                                                        -----------
                                                                        -----------

- ------------------------
*  Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding. The Company's Bylaws provide generally for indemnification, to the fullest extent permitted by Delaware law, of a director and officer who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director or officer of the Company or was serving at the request of the Company as a director, officer, employee or agent of certain other related entities. The Bylaws provide that the indemnification will cover all costs, charges, expenses, liabilities and losses reasonably incurred by the director or officer. The Bylaws further provide that a director or officer has the right to be paid expenses incurred in defending a proceeding, except the amount of any settlement, in advance of its final disposition upon receipt by the Company of an undertaking from the director or officer to repay the advances if it is ultimately determined that he is not entitled to indemnification.

    The Company has entered into Indemnification Agreements with its directors. The Indemnification Agreements provide generally that the Company must promptly advance the director all reasonable costs of defending against litigation. However, no indemnification will be made under the Agreement if the director is found liable for willful misconduct, unless the court finds that the nature of the conduct is such that the director is fairly and reasonably entitled to indemnification. The advance is subject to repayment if stockholders, legal counsel, a quorum of disinterested directors or a panel of three arbitrators find that the director has not met the required standards of conduct.

    The directors and officers of the Company are also covered by insurance policies indemnifying them (subject to certain limits and exclusions) against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

ITEM 16.  EXHIBITS.

  EXHIBIT
   NUMBER                                                    DESCRIPTION
- -------------  --------------------------------------------------------------------------------------------------------
        1      Form of Underwriting Agreement for Debt Securities, Debt Warrants, Preferred Stock, Preferred Warrants
               and Currency Warrants
        4(a)   Form of Indenture between the Company and Firstar Trust Company, as Trustee
        4(b)   Form of Note
        4(c)   Form of Debt Warrant Agreement
        4(d)   Form of Debt Warrant Certificate, included in Exhibit 4(c)
        4(e)   Form of Preferred Warrant Agreement
        4(f)   Form of Preferred Warrant Certificate, included in Exhibit 4(e)
        4(g)   Form of Currency Warrant Agreement
        4(h)   Form of Currency Warrant Certificate, included in Exhibit 4(g)
       *4(i)   Restated Certificate of Incorporation, as amended
        4(j)   Amended and Restated Bylaws
        5      Opinion of Grippo & Elden
       12      Computation of Ratio of Earnings to Fixed Charges
       23(a)   Consent of Arthur Andersen LLP
       23(b)   Consent of Grippo & Elden, included in Exhibit 5
       24      Powers of Attorney (See Signature Pages)
       25      Statement of Eligibility of Trustee on Form T-1

- ------------------------
*  To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this
Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934"), that are incorporated by reference in this Registration Statement; (2) that for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (5) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; (6) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; (7) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (8) if securities are to be offered pursuant to competitive bidding, to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto; and (9) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Snap-on Incorporated certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kenosha, State of Wisconsin, on September 23, 1994.

                                          SNAP-ON INCORPORATED

                                          By:        /s/ ROBERT A. CORNOG

                                             -----------------------------------

                                          Its: Chairman of the Board, President
                                               and Chief Executive Officer

    Each person whose signature appears below hereby constitutes and appoints Robert A. Cornog, Michael F. Montemurro and Susan F. Marrinan and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 23, 1994.

                      SIGNATURES                                               CAPACITY
- ------------------------------------------------------  ------------------------------------------------------

                      /s/ ROBERT A. CORNOG                         Chairman of the Board, President
     -------------------------------------------                     and Chief Executive Officer
                   Robert A. Cornog                                 (Principal Executive Officer)

                  /s/ MICHAEL F. MONTEMURRO
     -------------------------------------------                 Senior Vice President-Administration
                Michael F. Montemurro                               (Principal Financial Officer)

                     /s/ GREGORY D. JOHNSON
     -------------------------------------------                              Controller
                  Gregory D. Johnson                                (Principal Accounting Officer)

                       /s/ JAY H. SCHNABEL
     -------------------------------------------                               Director
                   Jay H. Schnabel

                      /s/ RAYMOND F. FARLEY
     -------------------------------------------                               Director
                  Raymond F. Farley

                       /s/ ARTHUR L. KELLY
     -------------------------------------------                               Director
                   Arthur L. Kelly

                      SIGNATURES                                               CAPACITY
- ------------------------------------------------------  ------------------------------------------------------

                      /s/ ROXANNE J. DECYK
     -------------------------------------------                               Director
                   Roxanne J. Decyk

                      /s/ BRUCE S. CHELBERG
     -------------------------------------------                               Director
                  Bruce S. Chelberg

                        /s/ GEORGE W. MEAD
     -------------------------------------------                               Director
                    George W. Mead

                       /s/ EDWARD H. RENSI
     -------------------------------------------                               Director
                   Edward H. Rensi

                    /s/ DONALD W. BRINCKMAN
     -------------------------------------------                               Director
                 Donald W. Brinckman

                               INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                                                    DESCRIPTION
- -------------  --------------------------------------------------------------------------------------------------------
        1      Form of Underwriting Agreement for Debt Securities, Debt Warrants, Preferred Stock, Preferred Warrants
               and Currency Warrants
        4(a)   Form of Indenture between the Company and Firstar Trust Company, as Trustee
        4(b)   Form of Note
        4(c)   Form of Debt Warrant Agreement
        4(d)   Form of Debt Warrant Certificate, included in Exhibit 4(c)
        4(e)   Form of Preferred Warrant Agreement
        4(f)   Form of Preferred Warrant Certificate, included in Exhibit 4(e)
        4(g)   Form of Currency Warrant Agreement
        4(h)   Form of Currency Warrant Certificate, included in Exhibit 4(g)
       *4(i)   Restated Certificate of Incorporation, as amended
        4(j)   Amended and Restated Bylaws
        5      Opinion of Grippo & Elden
       12      Computation of Ratio of Earnings to Fixed Charges
       23(a)   Consent of Arthur Andersen LLP
       23(b)   Consent of Grippo & Elden, included in Exhibit 5
       24      Powers of Attorney (See Signature Pages)
       25      Statement of Eligibility of Trustee on Form T-1

- ------------------------
*    To be filed by amendment.